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EXHIBIT 99.1   PULSE BANCORP, INC.'S PROXY CARD
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                              PULSE BANCORP, INC.

                        SPECIAL MEETING OF STOCKHOLDERS
                           [______________________]


        The undersigned hereby appoints the Board of Directors of Pulse Bancorp, Inc. ("Pulse"), with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Pulse that the undersigned is entitled to vote at the Special Meeting of Stockholders, to be held at the Forsgate Country Club, Forsgate Drive, Jamesburg, New Jersey, on
[               ], at 10:00 a.m. ("Meeting"), and at any and all adjournments thereof, as follows:


                                        FOR       AGAINST      ABSTAIN
                                        ---       -------      -------

1.  The approval of the Agreement       [_]         [_]          [_]
    and Plan of Merger, dated as
    of July 9, 1998, by and between
    First Source Bancorp, Inc. ("First
    Source") and Pulse, pursuant to
    which Pulse will merge with and
    into First Source.

In their discretion, such attorneys and proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSITION 1.

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----------------------------------------------------------------------------THIS
PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS
PROXY WILL BE VOTED FOR PROPOSITION 1. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.
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               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        Should the undersigned be present and elect to vote at the Meeting or at any adjournments thereof and after notification to the Secretary of Pulse at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

        The undersigned acknowledges receipt from Pulse prior to the execution of this proxy of the notice of special meeting of stockholders and a joint proxy
statement/prospectus dated [         ].


Dated:                  Check box if planning to attend Meeting   [ ]
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PRINT NAME OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER

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PRINT NAME OF STOCKHOLDER                  SIGNATURE OF STOCKHOLDER


        Please sign exactly as your name appears on the envelope in which this proxy was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



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         PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN
                      THE ENCLOSED POSTAGE-PAID ENVELOPE.
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